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                                                                    EXHIBIT 5.1


                      [Letterhead of Law Firm Tyge Trier]


Olicom A/S
Nybrovej 114
DK-2800 Lyngby
Denmark


                                                                   July 4, 1997


Ladies and Gentlemen:

I have acted as counsel for Olicom A/S, a Danish corporation (the "Company"), in connection with the registration under the United States Securities Act of 1933, as amended (the "Act") of the offer and sale by the Company and its subsidiaries Olicom, Inc. and Olicom Enterprise Products, Inc., of up to 3,000,000 common shares in the Company, nominal value DKK 0.25 each (the "Shares"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission"). Unless otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

Based on the foregoing, I am of the opinion that the Shares upon issuance and payment therefor, as contemplated by the options pursuant to which the Shares may be issued, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to matters of Danish law, and no opinion is expressed of the laws of any other jurisdiction.

The opinion may be filed as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons, whose consent is required under section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                        Yours sincerely,



                                        /s/ Tyge Trier
                                        Tyge Trier